SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 7, 2002

                                ----------------

                           FREESOFTWARECLUB.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                      000-25671                 88-0414076
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                      600 Bancroft Way, Berkeley, CA 94710
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (510) 649-2920

                                 --------------

Item 1.  Changes  in  Control  of  Registrant.

         On March 7, 2002, the Company acquired 3608948 Canada Inc. dba Ideas and Associates ("Ideas"), a Montreal-based information technology consulting firm pursuant to a Stock Exhange Agreement (the "Agreement"). Pursuant to the Agreement, the Company issued 30,000,000 newly issued shares of common stock in exchange for all of the issued and outstanding shares of Ideas, making Ideas a wholly-owned subsidiary of the Company. In addition, pursuant to a Stock Purchase Agreement, the former shareholders of Ideas agreed to purchase newly issued shares of common stock of the Company in three separate purchases, a purchase of an aggregate of 9,880,952 shares which occurred on March 7, 2002, the purchase of an aggregate of 9,880,952 shares to occur on or about April 16, 2002 and the purchase of an aggregate of 39,523,808 shares to occur on or about May 28, 2002.

      On March 7, 2002, John Collins and Jim Estil resigned from the Board of Directors, and the Board of Directors elected Terence Byrne, Arthur Gutch, Dejan Nenov, Glen Pearson, John Hartley and Eric Boyd to replace them and fill other vacancies on the Board of Directors. In addition, on March 7, 2002, Terrence Byrne was appointed Chief Executive Office of the Company and Arthur Gutch was appointed President replacing Richard Miles.

      As of March 21, 2002, the Company had 56,827,952 common shares issued and outstanding. Beneficial ownership of the Company, as of March 21, 2002, was as follows:

Shareholder                             Number of Common Shares             Percentage Ownership
-----------                             -----------------------             --------------------
TT Byrne Capital Investments Inc.*             16,982,811                           29.88%
Philip Nanni                                    5,420,046                            9.54
Glen Pearson                                    5,420,046                            9.54
Greg Stark                                      2,890,691                            5.09%
3632563 Canada Inc.                             5,420,046                            9.54

*Terence Byrne is beneficial owner of such shares

Item 2. Acquisition or Disposition of Assets

      On March 7, 2002, the Company acquired 3608948 Canada Inc. dba Ideas and Associates ("Ideas"), pursuant to a Stock Exchange Agreement whereby all of the issued and outstanding shares of Ideas was acquired by the Company and Ideas became a wholly-owned subsidiary of the Company. Consideration for the acquisition 30,000,000 shares of newly issued common stock of the Company. The shareholders of Ideas also entered into a Stock Purchase Agreement with the Company to purchase newly issued shares of the Company (See Item 5 Other Events).

Item 3. Bankruptcy or Receivership

      There has been no bankruptcy, receivership, or similar proceeding by or against either of the Company or Ideas described in this Form 8-K.

Item 4. Changes in Registrant's Certifying Accountant

      The Company has had no changes in and/or disagreements with its accountants.

Item 5. Other Events

      On March 7, 2002, the Company entered into a Stock Purchase Agreement with the former shareholders of Ideas, whereby they agreed to purchase newly issued shares of common stock of the Company in three separate purchases, a purchase of an aggregate of 9,880,952 shares which occurred on March 7, 2002, the purchase of an aggregate of 9,880,952 shares to occur on or about April 16, 2002 and the purchase of an aggregate of 39523808 shares to occur on or about May 28, 2002.

Change of Business Direction

      The Company, with its new subsidiary, will refocus its business towards providing information technology (IT) services to clients

The following information provides details on the business of the Company's Ideas subsidiary.

Forward-Looking Statements

There are forward-looking statements in this document, and in the Company's public documents to which they may refer that are subject to risks and uncertainties in addition to those set forth below. These forward-looking statements include information about possible or assumed future results of the Company's operations. Also, when any of the words "may," "will," "believes," "expect," "anticipate," "estimate," "continue," or similar expressions are used, the Company is making forward-looking statements. Many possible events or factors, including but not limited to those set forth herein, could affect future financial results and performance. This could cause Company results or performance to differ materially from those expressed in any forward-looking statements. These and other risks are described in the Company's other publicly filed documents and reports that are available from the Company and from the SEC.

      Ideas offers its clients consulting services designed to meet their needs for custom software development (including Web site development), database development and data mining, deployment of packaged application software and information technology planning. Ideas also provides marketing consulting related to client's e-business initiatives such as strategic consulting, marketing strategies and ad server management. Ideas' service offerings include strategy consulting, systems architecture and design, application and technology infrastructure development, and e-business management. Ideas' services are designed to improve a client's competitive position and increase efficiency through the development of innovative business strategies enabled by the integration of emerging and existing technologies. During 2000 and 2001, Ideas conducted approximately 20 separate client engagements.

      In addition to its custom software development services, Ideas intends to develop a set of proprietary industry specific software products. These pre-packaged solutions will allow Ideas to attempt to leverage its experience in creating applications software and create additional revenue sources. Ideas can give no assurance that it will be successful in this regard.

IDEAS' METHODOLGY

      Ideas has developed a professional services methodology, a well-defined process that helps it efficiently and successfully deliver Ideas' services. This methodology provides a framework that facilitates the distribution of knowledge within a client engagement. The Ideas methodology called "Dynamic Team Management" ("DTM"), is designed to allow it to provide consistent quality across engagements and to deliver high value to clients in all aspects of Ideas' services. Included as part of DTM is "Risk Managed Project Based Development" ("RMPBD"), a process designed to reduce the business risks normally associated with IT projects. The key to Ideas' methodologies is the iterative improvement of the innovations that it delivers. Because the needs of its clients are dynamic, it has designed its methodologies with built-in feedback and iteration processes in order to improve the services delivered to clients.

SALES AND MARKETING

      Ideas currently sells its services directly to clients by direct sales efforts of its management. Ideas expects to expand its direct sales force in the US by hiring experienced sales persons, and by developing relationships with partner companies to accelerate its sales penetration into its target markets.

      Ideas sales efforts will also be supplemented by marketing and communications activities which it pursues further build Ideas' brand name and recognition in the marketplace. These activities will include direct mail campaigns targeting corporate executives, public speaking opportunities, attendance at industry conferences and business events, a public relations program, sales and marketing materials.

COMPETITION

      Ideas markets are intensely competitive. Customer requirements and the technology available to satisfy those requirements continually change. Ideas competitors include large information technology consulting companies such as Accenture, Cambridge Technology Partners, Inc., Electronic Data Systems Corporation, IBM Global Services and KPMG LLP; companies focused primarily on Web site development such as Razorfish, Viant and Sapient Corporation and numerous other companies the size of Ideas and smaller. Many of these companies have greater financial resources and larger customer bases than Ideas does and may have larger technical, sales, and marketing resources than Ideas does. Ideas' expects to encounter additional competition as we address new markets and as the computing and communications markets converge.

      Ideas must frequently competes with its clients' own internal information technology capability, which may constitute a fixed cost for the client. This may increase pricing pressure on Ideas. If Ideas is forced to lower our pricing or if demand for its services decreases, its business, financial condition, and results of operations will be materially and adversely affected.

      Ideas competes on the basis of a number of factors, including the attractiveness of the business strategy and services that it offers, breadth of services it offers, pricing, technological innovation, quality of service, and ability to invest in or acquire assets of potential customers. Some of these factors are outside of Ideas' control. Ideas cannot be sure that it will compete successfully against its competitors in the future.

RESEARCH AND DEVELOPMENT

      As a services company, Ideas research and development efforts have been focused on the improvement of its software development methodologies which it utilizes in its client engagements. This is an on-going process with its methodologies being refined from feedback from client engagements. Currently, Ideas has no separate budget for, or employees dedicated solely to, research and development. Ideas intends, in the future, to devote efforts "productizing" some of the software applications it has developed in connection with client engagements. Once "productized", Ideas intends to market such applications to potential clients on a licensing basis. There are no assurances that Ideas' will be able to license such applications or that such licensing arrangements would be profitable.

PROPRIETARY RIGHTS

      Ideas relies on a combination of trade secret laws, nondisclosure and other contractual agreements and technical measures to protect its proprietary rights in its products. Ideas believes that its products, trademark and other proprietary rights do not infringe on the proprietary rights of third parties.

EMPLOYEES

      As of November 30, 2001, Ideas had 50 full time employees.

FACILITIES

      Ideas is located in a 7,000 square foot facility in Montreal, Canada at 2050 de Bleury Street, Montreal, QC H3A 2J5. This facility lease, which is from a non-affiliated party, expires during 2006. Ideas pays a base monthly rent of approximately $13,000. The rent is subject to an annual increase of approximately 2% per year.

Item 6. Resignations of Registrant's Directors

      On March 7, 2002 John Collins and Jim Estil resigned as directors. The resignations were not result of a disagreement with the Company. The current directors and executive officers of the Company are:

Name                      Age               Position
----                      ---               --------
Terence Byrne              44               Chief Executive Officer, President and Director
Arthur Gutch               40               Chief Operating and Marketing Officer and Director
Dejan Nenov                35               CTO and EVP Professional Services and Director
Glen Pearson               39               EVP, General Manager and Director
John Hartley               54               Chairman of the Board of Directors
Eric Boyd                  41               Director
Richard Miles              47               Director, Secretary/Treasurer, President of
                                              FreeSoftware.com division
Rene Pardo                 53               Director

      At each annual meeting of shareholders, all of the directors will be elected to serve from the time of election and qualification until the next annual meeting following election. There are no family relationships among any of the directors.

Richard Miles

Since 1990, Mr. Miles is President of Re:Launch, a computer channel integrated marketing and advertising firm located in Berkeley, California. Under Mr. Miles' direction and leadership, Re:Launch has become one of the computer industry's top marketing and sales service agencies which specializes in assisting clients in running profitable direct mail programs. Mr. Miles is also primary author of "The Software Channel Sales Guidebook" used by over 200 firms including Microsoft, Intuit, IBM, Memorex, and many others.

Rene Pardo

Mr. Pardo is currently the Vice President for Business Development for Online Direct, and is the CEO of NetProfitEtc., Inc. 1970 he was the founder of Lanpar Technologies, and took it to $25 million revenue, going public on Toronto Stock Exchange raising $13 million. In 1994 Mr. Pardo joined Aztech New Media, a software anthology publisher which was just starting to sell shareware. He brought in financing and shareholders, in different stages, and established international sales. Revenues have grown to approx. $CDN10 million. In Sept. 1997, Mr. Pardo established and raised financing for ComCentral Inc. to continue the development of proprietary "Script Agent" software for enabling the rapid customization and browsing of CD-ROMs (clients include Compaq, Ziff Davis); and to build internet community tools (chat, homepages, instant messaging, polling, forums, e-cards etc) to enhance electronic direct marketing.

Terence Byrne, Director and Chief Executive Officer

      Mr. Byrne has been involved in the high technology venture capital arena for most of the past decade. From 1999 to the present, as the President of Byrne Mirman Capital Investments, he acts as an investment banker and advisor. Byrne Mirman has equity interests in companies in the food service, telecommunications, biotech, e-commerce, entertainment and music industries. In 1997 and 1998, Mr. Byrne held executive positions including Chief Executive Officer and Chairman for The Tirex Corporation, Inc. Prior to that, Mr. Byrne served as President of Digital Optronics, Inc., a business engaged in the manufacturing of digital optronic measuring devices for the defense industry. Prior to its acquisition by Digital Optronics, Mr. Byrne was the Founder and President of Byrne Industries, Inc. a manufacturer of electronic defense equipment that completed numerous contracts with multi-billion dollar defense industry companies such as Lockheed Aviation. Mr. Byrne has a B.A. degree in economics from Villanova University in Philadelphia.

Arthur Gutch, Director, Chief Operating and Marketing Officer

      Mr. Gutch brings almost two decades of experience in corporate management with a background in operations, marketing, distribution, business-creation and information technology. Most recently, in 2000 and 2001, Mr. Gutch was CEO of esolo, an e-learning application for marketing services, where he developed a proprietary method for developing marketing strategy and tactics. In 1998 and 1999, at Adscience LLC, Mr. Gutch was a General Partner where he was a consultant to companies from Microsoft to start-ups on strategic marketing and investment strategy. In 1996 and 1997, he was the CEO of RDC Networks, a developer of wireless LAN & WAN solutions. Mr. Gutch successfully re-launched the US operation of RDC Networks and the company was ultimately sold to Marconi.

Dejan Nenov, Director, CTO and EVP Professional Services

      Mr. Nenov has held management positions with leading Silicon Valley and International technology firms. In 2000, he was CTO of Instill Corporation where Mr. Nenov created and patented cutting-edge technologies in the area of trading partner integration, data analysis and warehousing and online systems provisioning. In 1999, Mr. Nenov was was responsible for the operation of the first online Yellow Pages product, BigBook Inc., which was later acquired by GTE. From 1997 to 1998, he was Director of Architecture and Methodology of Solution 6 Pty and responsible for the technology direction of development teams in four countries. During 1996, he was a VP of High Technology at Pyramid, Inc. Mr. Nenov holds a degree in Computer Engineering from Rose-Hulman and an International Baccalaureate from the Armand Hammer United World College.

Glen Pearson, Director, Director, Executive Vice President and General Manager

      Mr. Pearson is currently President of Ideas, a position he has held since 2000 and was a co-founder of Ideas. Prior to co-founding Ideas in June of 1999, Mr. Pearson was the operations manager for an international eyewear company.

Eric Boyd, Director

      Mr. Boyd is the principal of FortCap, Inc., a financial consultancy, which he formed in 2000. From 1996 to 2000, Mr. Boyd was an independent financial consultant and advisor to private and public companies. Mr. Boyd holds a BA degree from Concordia University.

Item 7. Financial Statements and Exhibits

      As of the date hereof, financial information reflecting the March 7, 2002 transaction is not available. The Company plans to file an amendment to this Form 8-K reflecting the required financial information no later than 60 days following the filing of this Form 8-K. Enclosed are unaudited selected historical financial data from both that Freesoftwareclub.com and Ideas, as of the period ending December 31, 2002. All financial information for Ideas is expressed in Canadian Dollars ($CDN)

          Freesoftwareclub.com, Inc. Selected Historical Financial Data
                                   (unaudited)

                                                                   Year Ended
                                                               December 31, 1999
                                                               -----------------
Statement of Operations Data
 Net Revenues                                                      $  25,495
 Total Cost and Expenses                                           $ 161,734
                                                                   ---------
 Net Loss                                                          $(136,239)

Balance Sheet Data
 Total Assets                                                      $  26,991
 Total Liabilities                                                 $ 331,372
 Total Stockholders' Equity (deficit)                              $(304,381)
 Total Liabilities and Stockholders' Equity                        $  26,991

             Ideas and Associates Selected Historical Financial Data
                         (expressed in Canadian Dollars)
                                   (unaudited)

                                                                   Year Ended
                                                               December 31, 1999
                                                               -----------------
Statement of Operations Data
 Net Revenues                                                     $CDN 6,000,871
 Total Cost and Expenses                                               5,317,931
 Net Earnings from Operations                                            682,940
                                                                  --------------
 Net Earnings                                                     $CDN   573,966

Balance Sheet Data
 Total Assets                                                     $CDN 2,505,455
 Total Liabilities                                                     1,372,901
 Total Stockholders' Equity                                            1,232,554
 Total Liabilities and Stockholders' Equity                       $CDN 2,505,455

Index to Exhibits

Exhibit    Description
----------------------

10.1       Stock Exhange Agreement
10.2       Stock Purchase Agreement

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Freesoftwareclub.com, Inc.
                                                --------------------------------
                                                (Registrant)


Date: March 22, 2002                           /s/ Terence C. Byrne
                                               ---------------------------------
                                               Terence C. Byrne, Chief Executive
                                                        Officers